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                                                                   EXHIBIT "A"

                           CERTIFICATE OF AMENDMENT
                                      OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                   IgX CORP.

         IgX Corp., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify that:

         FIRST: The Board of Directors of the Corporation adopted the following resolutions by unanimous written consent:

         RESOLVED, that Article IV, paragraph A, of the Amended and Restated Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

                                  ARTICLE IV

                  A. Classes of Stock. This Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Series A Preferred Stock," "Series B Preferred Stock" and a class of undesignated "Preferred Stock" to be issued from time to time in one or more series. The total number of shares which this Corporation is authorized to issue is 30,575,000 of which 20,000,000 shares shall be Common Stock, $0.001 par value per share, 3,700,001 shares shall be Series A Preferred Stock, $0.001 par value per share; 1,874,999 shares shall be Series B Preferred Stock, $0.001 par value per share, and 5,000,000 shares shall be Preferred Stock, $0.001 par value per share.

         RESOLVED, FURTHER, that Article IV of the Amended and Restated Certificate of Incorporation be amended to add a new paragraph D, to read in its entirety as follows:

                  D. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:


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                  (1) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

                  (2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what date, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                  (4) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

                  (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or process or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                  (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock,

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         including additional shares of such series or of any other series of
         Preferred Stock or of any other class; and

                  (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, option and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

         RESOLVED, FURTHER, that Article VII of the Amended and Restated Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

                                  ARTICLE VII

                  A. The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors.

                  B. Commencing with the annual meeting of stockholders in 1998, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as the then total number of directors constituting the entire board permits, pursuant to the provisions of the Corporation's Certificate of Incorporation and its Bylaws. The respective classes of directors shall be elected to terms of one, two and three years. At each subsequent annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected, by a plurality of the votes cast, to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

                  C. Except as otherwise fixed by resolution of the Board of Directors pursuant to this Certificate of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of preferred stock and determine the rights of the holders of such preferred stock to elect directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely


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         by the Board of Directors, acting by not less than a majority of the directors then in office or by a sole remaining director in office. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

                  D. At any annual meeting of stockholders of the Corporation, or at any special meeting of stockholders of the Corporation, the notice of which shall have stated that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, voting together as a single class, may remove such director or directors only for cause. For purposes of this Certificate of Incorporation, "cause" means an act or acts by an individual involving the commission of a felony, willful misconduct, fraud, embezzlement, dishonesty, breach of fiduciary duty or violation or breach of a written employment or consulting agreement or of the Corporation's policy as described in a Corporation manual or handbook, any of which acts cause the Corporation material damage.

                  E. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this
         Article VII.

         SECOND: Such amendment was consented to and authorized by the holders of a majority of the issued and outstanding Common Stock of the Corporation, 85 percent of the holders of the issued and oustanding shares of Series A Preferred Stock of the Corporation, and 85 percent of the holders of the issued and outstanding shares of Series B Preferred Stock of the Corporation entitled to vote on such amendment by written consent in accordance with the applicable provisions of Section 228 of the Delaware General Corporation Law.

         THIRD: Such amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by Albert J. Henry, its Chairman, this 29 day of September, 1998.

                                   IgX CORP.,
                                   a Delaware corporation


                                   By /s/ Albert J. Henry
                                     ------------------------------------------
                                          Albert J. Henry, Chairman




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